UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ANDES 7 Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6552	47-4683655
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

ANDES 7 Inc.

Andrew Koh Poh Kiang

333, Village 6, Amphur Wiang Chiang

Chiang Rai, Thailand 57150

(415) 463 7827

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ANDES 7 Inc.

424 Clay Street, Lower Level, San Francisco, CA 94111

(415) 463 7827

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Darian B. Andersen

General Counsel, P.C.

1015 Waterwood Parkway, Suite G-A1

Edmond, OK 73034

Tel: (405) 330 2235

darianandersen@gmail.com

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging Growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	500,000	$0.80	$400,000	$48.48

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PROSPECTUS (Subject to Completion)

December 28, 2018

ANDES 7, INC.

500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of ANDES 7, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTC PINK Sheets operated by OTC Markets Group, Inc. and the Over the Counter Bulletin Board, “OTCBB”. There is no assurance that the Shares will ever be quoted on the OTC PINK Sheets or OTCBB.  To be quoted on the OTC PINK Sheets and OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made an arrangement with any market makers to quote our shares; and no assurances can be made as to the success of any market maker to quote our shares.

In this public offering we, “ANDES 7, Inc.” are offering 500,000 shares of our common stock.  If we sell our shares we will receive the proceeds from the sale of shares.  This offering is being made on a self-underwritten, “best efforts” basis notwithstanding that we may utilize the services of a broker that holds a valid broker/dealer license in good standing and that is registered with the Commission under the Act, Section 15(b).  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our President, Chief Executive Officer and Chairman, Andrew Khor Poh Kiang, and our Chief Financial Officer, Lee Kok Keing. Neither will receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.80 per share for the duration of the Offering. Assuming all of the 500,000 shares being offered by the Company are sold, the Company will receive $400,000 of gross proceeds and $400,000 of net proceeds. Assuming 375,000 shares (75%) being offered by the Company are sold, the Company will receive $300,000 of gross proceeds and $300,000 of net proceeds. Assuming 250,000 shares (50%) being offered by the Company are sold, the Company will receive $200,000 of gross proceeds and $200,000 of net proceeds. Assuming 125,000 shares (25%) being offered by the Company are sold, the Company will receive $100,000 of gross proceeds and $100,000 of net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

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This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated March 5, 2018; our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	GROSS PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.80	Not applicable	$0.80
Minimum Purchase	None	Not applicable	Not applicable
Total (500,000 shares)	$400,000	Not applicable	$400,000

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for our common stock.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 27.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is December 28, 2018

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘ANDES 7, Inc.’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to ANDES 7, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

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This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 27, and the financial statements, before making an investment decision.

The Company

ANDES 7 Inc. was incorporated in the State of Delaware on July 27, 2015. ANDES 7 Inc. was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation. Abina Co. Ltd (“Abina”) was incorporated in Thailand on August 3, 2015 and has since then operated a diverse business involved in investments in hotels, resorts, and commercial property. The Company had directed its efforts by the end of 2015 to develop the tallest and largest flagpole in the world in the Chiang Saen District of Chiang Rai, Thailand with measurements of 42 meters in height and 63 meters in length. It was since awarded with the prestigious honor of being the largest flag in Thailand by the Guinness Book of World Records. The flag pole itself is pending development along with a park and concession area for tourists primarily from China.

Abina has secured the exclusive right and license with the local and state government of Thailand for the development of the “tallest flagpole and largest flag” in the world to be a landmark destination in Thailand and to attract, promote local and foreign tourism primarily from China. Having a long history of being ruled by kings, Abina believes that Thailand is a country deep rooted with patriotism and loyalty to their king and national flag. With this belief, under Abina’s license, the Thai government mandated that each citizen must purchase a flag and or souvenirs from the collection of ANDES 7 souvenirs. ANDES 7 intend to promote and sell its souvenir products and flags through souvenir shops and cafes in major cities throughout Thailand.

Following the merger, the Company is planning a full leisure and tourist destination in Chiang Rai, Thailand with agreements with the Thai government as its exclusive authorized merchandising, souvenir and collectables retailer for the Thai flag, and to offer religious merchandise, retail shops, cafes, and build other real estate projects. The Company is seeking to develop a fully integrated hotel and entertainment center in the Chiang Saen District of Chiang Rai, Thailand that will include souvenir shops, a hotel, office buildings, several malls, and a resort entertainment center catering to both local and foreign tourists primarily from China.

The Company seeks to acquire full rights and ownership in 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists. The Company believes that this area holds beneficial value based on the “One Belt, One Road” initiative or “OBOR”. Announced by the Chinese government in 2013, OBOR is a development strategy by the Chinese government which focuses on connectivity and cooperation between Europe, Africa, China and Southeast Asia. The OBOR initiative is designed to increase the flow of trade, aimed at building new infrastructure, and increasing cultural exchanges.

The project and acquisition costs are expected to cost over an estimated $6 million USD, while the construction of the flagpole, mall, office building complex, hotel, spiritual center and shops are expected to cost $120 million USD. As of the date of this Form S-1, the Company has paid 5 million Thai Baht, or $159,000 in US dollars and owes a balance of 195 million Thai Baht, or $6,228,300 in US dollars (at today’s exchange rates) for the land in Chiang Rai, Thailand due by December 15, 2018.The Company seeks to develop a destination site for locals and foreign tourists by establishing a “100 Years Café” coffee shop and souvenir shops that celebrate over 100 years of the Thai flag.

The Company has secured an exclusive license by the government of Thailand to promote, market, and sell souvenirs and collectable products based on the Thai largest flag in Chiang Rai, Thailand. Currently, the Company has created the flag portion of the tallest flagpole and largest flag project but not the flagpole itself. The flagpole is currently under production by an American company and expected to be delivered by 2019. The flag portion measuring 42 meters in height and 63 meters in length was given honors and recognition by the Guinness Book of World Records on November 30, 2016.

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As of the date of this prospectus, ANDES 7 Inc. employed a staff of 6 people of which are in management and administration located at 333 Village 6, Amphur Wiang Chiang, Chiang Rai, Thailand 57150. The Company considers its relationship with its employees to be favorable.

Results of Operations for the Year Ended December 31, 2017, compared to the Year Ended December 31, 2016

Sales Revenue

Sales revenue for the year ended December 31, 2017, was $94,761, compared to $47,668 for the year ended December 31, 2016, an increase of $47,093 or 98.8%. Sales increased as a result of higher sales after the Thai National Largest Flag Held on November 30, 2016; as well as from the sale of clearance souvenirs and t-shirts with old designs.

Cost of Goods Sold

Cost of revenue for the year ended December 31, 2017, was $32,211, compared to $5,336 for the year ended December 31, 2016, an increase of $26,875. Cost of goods sold has increased in conjunction with revenue.

Operating Expenses

General and administrative expense was $296,762 for the year ended December 31, 2017, compared to $226,684 for the year ended December 31, 2017, an increase of $70,078 or 30.9%. The increase is the primarily due to an increase in accounting and auditing fees.

Rent expense was $26,843 for the year ended December 31, 2017, compared to $50,121 for the year ended December 31, 2016, a decrease of $23,278. Rent expense decreased in the current year due to closing of the Bangkok office in 2017.

Advertising and promotion expenses were $11,126 for the year ended December 31, 2017, compared to $83,675 for the year ended December 31, 2016, a decrease of $72,549. Advertising and promotion expense consist of advertising in magazines and promotional product giveaways of t-shirts and other souvenirs. The expense increased in the current year due to the Thai National Largest Flag event.

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Other Income (Expenses)

Interest income for the year ended December 31, 2017, was $8, compared to $10 for the year ended December 31, 2016. Interest expense was $784 and $337, respectively.

Net Loss

Net loss for the year ended December 31, 2017, was $272,957, compared to $318,475 for the year ended December 31, 2016. Net loss has decreased due to the combination of an increased gross margin and decreased operating costs.

ANDES 7, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Andes 7, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Andes 7, Inc. (the “Company”) as of December 31, 2017 and 2016 and the related statements of operations, shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s ability to raise additional capital through debt and/or equity financing to fund its operating costs is unknown, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

De Leon & Company, P.A. We have served as the Company’s auditor since 2016. Pembroke Pines, Florida
March 5, 2018

F-1

ANDES 7, INC. and Subsidiary
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash	$59,935	$1,772
Accounts receivable	3,592	—
Inventory	66,328	65,356
Other current assets	1,936	2,283
Total current assets	131,791	69,411
Office deposit	8,343	7,257
Deposit – land contract	166,143	139,565
Construction in progress	21,420	79,744
Fixed assets, net	259,674	133,834
Total assets	$587,371	$429,811

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$4,429	$3,321
Due to a related party	50,270	990
Loans from Directors	931,449	655,565
Loans payable, current portion	10,927	10,724
Total current liabilities	997,075	670,600

Long term liabilities:
Loans payable, non-current	25,113	31,949
Total liabilities	1,022,188	702,549

Shareholders’ Equity (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 10,100,000 and 10,100,000 shares issued and outstanding, respectively	1,010	1,010
Stock subscription receivable	—	(1,000)
Additional paid in capital	249,044	84,543
Accumulated deficit	(633,895)	(360,938)
Accumulated other comprehensive income (loss)	(50,976)	3,647
Total shareholders’ equity (deficit)	(434,817)	(272,738)

Total liabilities and shareholders’ equity	$587,371	$429,811

The accompanying notes are an integral part of these consolidated financial statements.

.
F-2

ANDES 7, INC. and Subsidiary CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Years Ended December 31,
	2017	2016
Revenue	$94,761	$47,668
Cost of revenue	32,211	5,336
Gross Margin	62,550	42,332

Operating expenses:
General and administrative	296,762	226,684
Rent expense	26,843	50,121
Advertising and promotion	11,126	83,675
Total operating expenses	334,731	360,480
Loss from operations	(272,181)	(318,148)
Other income (expense):
Interest income	8	10
Interest expense	(784)	(337)
Total other expense	(776)	(327)
Loss before income taxes	(175,793)	(318,475)

Provision for income taxes	-	-
Net loss	$(272,957)	$(318,475)

Other comprehensive income (loss):
Foreign currency translation adjustment	(54,623)	5,345
Comprehensive loss	$(327,580)	$(313,130)

Loss per share basic & diluted	$(0.03)	$(0.03)

Weighted average outstanding shares, basic & diluted	10,100,000	10,100,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ANDES 7, INC. and Subsidiary CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY DECEMBER 31, 2017 AND 2016
	Common Stock		Additional paid	Subscriptions	Accumulated	Other Comprehensive
	Shares	Amount	in capital	Receivable	Deficit	Income	Total
Balance, December 31, 2015	30,000	$85,543	$$ -	$(10,745)	$(42,463)	$(1,698)	$30,637
Foreign currency translation adjustment	-	-	-	-	-	5,345	5,345
Common stock sold for cash	-	-	-	10,745	-	-	10,745
Merger acquisition	10,070,000	(84,533)	84,543	(1,000)	-	-	(990)
Net income for the year ended December 31, 2016	-	-	-	-	(318,475)	-	(318,475)
Balance, December 31, 2016	10,100,000	1,010	84,543	(1,000)	(360,938)	3,647	(272,738)
Stock subscription received	-	-	-	1,000	-	-	1,000
Foreign currency translation adjustment	-	-	-	-	-	(54,623)	(54,623)
Merger acquisition	-	-	164,501	-	-	-	164,501
Net income for the year ended December 31, 2017	-	-	-	-	(272,957)	-	(272,957)
Balance, December 31, 2017	10,100,000	$1,010	$249,044	$-	$(633,895)	$(50,976)	$(434,817)

 The accompanying notes are an integral part of these consolidated financial statements.

F-4

ANDES 7, INC. and Subsidiary CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(272,957)	$(318,475)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation expense	30,790	13,349
Changes in operating assets and liabilities:
Accounts receivable	(3,592)	-
Inventory	(972)	(65,356)
Advanced payments	(26,578)	(139,565)
Other assets	(739)	(2,324)
Accounts payable and accrued liabilities	1,108	(5,081)
Customer deposits	-	(8,655)
Net cash used in operating activities	(272,940)	(526,107)

Cash flows from investing activities:
Construction in progress	(18,211)	(79,744)
Purchase of property and equipment	(46,213)	(108,083)
Net cash used in investing activities	(64,424)	(187,827)

Cash flows from financing activities:
Proceeds from subscription receivable	-	10,745
Proceeds from the sale of stock	214,781	-
Net proceeds from Director loans	275,884	655,565
Net proceeds (payments) from loans	(6,633)	42,673
Net cash provided by financing activities	484,032	708,983

Net change in cash	146,668	(4,951)

Effects of currency translation on cash	(88,505)	5,345
Cash, beginning of year	1,772	1,378

Cash, end of year	$59,935	$1,772

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

ANDES 7, INC. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 and 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ANDES 7 Inc. (the “Company”) was incorporated in the State of Delaware on July 27, 2015. ANDES 7 Inc. was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation.

On February 12, 2016, the Company entered into a Subscription Agreements with three subscribers for the issuance of its restricted common stock – Abina Asean, Co. Ltd., an entity organized under the laws of the Republic of Seychelles (8,000,000 shares), Toh Kean Ban (1,000,000 shares) and Dr. Ir. H.M. Itoc Tochija (1,000,000 shares). Each of the Subscription Agreements were the result of privately negotiated transactions without the use of public dissemination of promotional or sales materials. Each of the buyers represented they were “accredited investors,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

On July 2, 2018, the Company entered into an Agreement and Plan of Merger between the Company, ANDES 7 Acquisition Corp, (“Merger Sub”) a Delaware corporation and Abina Co. Ltd. (the “Abina”). Abina is a corporation organized under the Kingdom of Thailand and has operated under the name “Abina Co. Ltd.” since August 3, 2015 and has since then operated a diverse business involved in investments in hotels, resorts, and commercial property. The Agreement and Plan of Merger provided for the acquisition by the Company of all the outstanding shares of Abina through a reverse merger of merger sub into Abina, the surviving corporation. The financial statements have been prepared to retroactively present the reverse merger.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to raise additional capital through debt and/or equity financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations are necessary for the Company to continue. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. However; management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on a timely basis for the next twelve months. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company's functional currency is the Thai Baht (BAHT); however, the accompanying financial statements have been translated and presented in United States Dollars (“USD”).

Principles of Consolidation

The accompanying consolidated unaudited financial statements include the accounts of the Company and its wholly-owned subsidiaries, Andes 7 Acquisition Corp and Abina Co, Ltd. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated.

Translation Adjustment

For the periods ended December 31, 2017 and 2016, the accounts of the Company were maintained, and its financial statements were expressed, in BAHT.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the BAHT as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

F-6

Comprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended December 31, 2017 and 2016 is included in the statement of operations as a foreign currency translation adjustment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

Reclassifications

Certain reclassifications have been made to the prior year financial information to conform to the presentation used in the financial statements for the year ended December 31, 2017.

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Inventories

Inventories are valued at the lower of cost or market utilizing the first-in first-out (FIFO) method. Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower.

F-7

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable approximate their fair value because of the short maturity of those instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring basis. The Company’s property and equipment is subject to measurement on a non-recurring basis. No fair value adjustments are included in the financial statements.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-8

NOTE 4 – CONSTRUCTION IN PROGRESS

In 2016 the Company incurred $79,744 of construction related costs of which approximately $68,000 was for the building of the café referred to in Note 1 and the remaining balance of almost $12,000 primarily consisted of land and site development costs.

NOTE 5 – PROPERTY AND EQUIPMENT

The Company’s property and equipment primarily consists of office furniture and equipment and it is being depreciated using the straight-line method over a period of five years.

	2017	2016
Office Equipment	$55,002	$43,767
Accounting Software	794	715
Flag Costs	31,323	27,857
Vehicles	88,975	77,394
Buildings and land costs	130,269	—
Total property & equipment	306,363	149,733
Less accumulated depreciation	(46,689)	(15,899)
Property & equipment, net	$259,674	$133,834

Depreciation expense for the years ended December 31, 2017 and 2016 totaled $30,790 and $13,349, respectively.

NOTE 6 – LOANS PAYABLE

The Company has entered into two financing agreements for its vehicles used in the business. The following is a summary of these loans payable as of December 31, 2017:

Loan	Issue Date	Maturity Date	Interest Rate	Beginning Balance	Payments	Balance 12/31/16	Payments	Balance 12/31/17
Siam Commercial Bank #1	7/14/2016	7/14/2020	5.029%	$29,846	$(2,974)	$26,872	$(4,468)	$22,404
Siam Commercial Bank #2	11/29/2016	11/29/2020	8.98%	$15,801	$-	$15,801	$(2,165)	$13,636

NOTE 7 – SHAREHOLDERS’ EQUITY

The Company is authorized to issue 1,000,000,000 shares of $0.0001 par value common stock.

As part of the Agreement and Plan of Merger with Abina Co. Ltd. The Company issued 111,000,000 shares of common stock. In addition, Mr. Khor cancelled 1,000,000 shares of his common stock.

Prior to the merger during the year ended December 31, 2017, Abina Asean, Co. Ltd sold shares of their common stock at par for $214,781 of cash proceeds.

NOTE 8 – RELATED PARTY TRANSACTIONS

F-9

During the year ended December 31, 2016, directors loaned the Company a total of $655,565. The funds were used to pay for general operating expenses. All loans are unsecured, non-interest bearing and due on demand. As of December 31, 2017, the balance due to was $931,449.

Since 2016 a related party has advanced the Company funds to pay for general operating expenses. The funds are unsecured, non-interest bearing and due on demand. As of December 31, 2017, and 2016, the balance due is $50,270 and $990, respectively.

NOTE 9 – COMMITMENT

In April 2017 the Company entered into a two-year lease for its office facility in Chiang Rai, Thailand. The monthly rent obligation is approximately $963. Minimum required rental payments for 2018 and 2019 are approximately $11,556 and $2,889, respectively.

NOTE 10 – INCOME TAXES

The Company operates in Thailand and has no activities in the United States. Pursuant to the income tax laws of Thailand, the statutory income tax rate is 15% for taxable income of approximately $85,000 or less and 20% for taxable income in excess of $85,000. The Company utilizes a 20% income tax rate for purposes of estimating its tax valuation allowance.

Net deferred tax assets consist of the following components as of December 31, 2017 and 2016:

	2017	2016
Unused tax loss brought forward	$(360,938)	$(42,463)
Loss for the year	(272,957)	(318,475)
Expenses not deductible for tax	—	—
Total net operating loss carry forwards	$(633,895)	$(360,938)
Effective tax rate	20%	20%
Unrecognized deferred tax asset carried forward	$126,779	$72,188
Less: valuation allowances	(126,779)	(72,188)

Deferred income tax benefit, net of valuation allowance	$—	$—

The Company has not recognized a deferred tax asset in these financial statements as it is not more-likely-than-not that the future taxable profit against which loss can be utilized will be realized.  Accordingly, a 100% valuation allowance has been made.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax and penalties in general and administrative expenses in the statement of operations.  For the period ended December 31, 2017 and 2016, the Company had no related interest and penalties expenses. Currently, the Company is not undergoing examination by major tax jurisdictions, but the tax authority in Thailand has the right to examine the Company’s 2017 and 2016 income tax return.

NOTE 11 – ACCUMULATED OTHER COMPREHENSIVE LOSS

The balance of related after-tax components comprising accumulated other comprehensive income included in stockholders’ equity were as follows at December 31:

F-10

	2017	2016
Accumulated other comprehensive loss, beginning of period	$3,647	$(1,698)
Change in cumulative translation adjustment	(54,623)	5,345
Accumulated other comprehensive income (loss), end of year	$(50,976)	$3,647

NOTE 12 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

On March 25, 2018, the Company with the authorization of the board of directors and the majority shareholder adopted a resolution to create 500,000 shares of Series A preferred stock. The Company then filed an amendment to its certificate of incorporation with the State of Delaware on May 10, 2018 to create a certificate of designation for 500,000 shares of Series A preferred stock with each share convertible into 1,000 shares of common stock and with voting rights of 1,000 votes for each share of Series A preferred stock.

On May 10, 2018, Manichan Khor, the wife of Andrew Khor Poh Kiang, the President, CEO and Chairman entered into a stock purchase agreement to purchase 500,000 shares of Series A preferred stock at par value for total proceeds of $50.

F-11

Three Months Ended September 30, 2018 compared to the Three Months Ended September 30, 2017

Revenues

Sales revenue for the three months ended September 30, 2018, was $5,425, compared to $3,827 for the three months ended September 30, 2017, an increase of $1,598 or 41.7%. The increase in revenue was attributed to the sales of our 100th Year’s Café and souvenir shop in Golden Triangle, Chiang Rai, Thailand.

Cost of Goods Sold

Cost of revenue for the three months ended September 30, 2018, was $1,020, compared to $5,832 for the three months ended September 30, 2017. a decrease of $4,812 or 82.5%. The reduction was due to the limited new designs for our t-shirts and souvenirs that were purchased during the quarter.

Operating Expenses

General and administrative expense was $55,237 for the three months ended September 30, 2018, compared to $61,954 for the three months ended September 30, 2017, a decrease of $6,717 or 10.8%.

Rent expense was $2,730 for the three months ended September 30, 2018, compared to $2,056 for the three months ended September 30, 2017, a decrease of $674 or 32.7%.

Advertising and promotion expenses were $2,042 for the three months ended September 30, 2018, compared to $858 for the three months ended September 30, 2017, a decrease of $1,184 or 137.9%. Advertising and promotion expense consists of advertising in magazines and promotional product giveaways of t-shirts and other souvenirs.

Other Income (Expenses)

Interest expense for the three months ended September 30, 2018, was $407, compared to $72 for the three months ended September 30, 2017.

Net Loss

9

Net loss for the three months ended September 30, 2018, was $56,011, compared to $66,945 for the three months ended September 30, 2017. Net loss has decreased due to the combination of an increase gross margin and decreased operating costs.

Nine Months Ended September 30, 2018 compared to the Nine Months Ended September 30, 2017

Revenues

Sales revenue for the nine months ended September 30, 2018, was $9,020, compared to $67,112 for the nine months ended September 30, 2017, a decrease of $58,092. The decrease was attributed to the clearance of health foods of which $50,000 was being planned to be sold through our souvenir shops but was not approved by the Thai Government.

Cost of Goods Sold

Cost of revenue for the nine months ended September 30, 2018, was $6,206, compared to $53,758 for the nine months ended September 30, 2017. a decrease of $47,552. This decrease was due to the existing inventory held and limited new designs for our t-shirts and souvenirs that were purchased during the period.

Operating Expenses

General and administrative expense was $204,302 for the nine months ended September 30, 2018, compared to $191,421 for the nine months ended September 30, 2017, an increase of $12,881.

Rent expense was $10,270 for the nine months ended September 30, 2018, compared to $23,948 for the nine months ended September 30, 2017, a decrease of $13,678 or 57.1%.Rent expense decreased in the current period due to closing of the Bangkok office in 2017.

Advertising and promotion expenses were $10,435 for the nine months ended September 30, 2018, compared to $15,304 for the nine months ended September 30, 2017, a decrease of $4,869 or 31.8%. Advertising and promotion expense consists of advertising in magazines and promotional product giveaways of t-shirts and other souvenirs.

Other Income (Expenses)

Interest expense for the nine months ended September 30, 2018, was $2,162, compared to $777 for the nine months ended September 30, 2017. This increase was due to an adjustment made on January 1, 2018, on the interest which was anticipated to occur in 2017 but was carried forward into 2018.

Net Loss

Net loss for the nine months ended September 30, 2018, was $224,355, compared to $218,094 for the nine months ended September 30, 2017.

Consolidated Balance Sheets as of September 30, 2018 and December 31, 2017 (unaudited)	F-1

Consolidated Statements of Operations for the three and nine months ended September 30, 2018 and 2017 (unaudited)	F-2

Consolidated Statements of Cash Flows for the nine months ended September 30, 2018 and 2017 (unaudited)	F-3

Notes to the Financial Statements (unaudited)	F-4
10

ANDES 7, INC. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2018	December 31, 2017

ASSETS

Current assets:
Cash	$1,810	$59,935
Accounts receivable	978	3,592
Inventory	82,438	66,328
Other current assets	3,450	1,936
Total current assets	88,676	131,791
Office deposit	8,051	8,343
Deposit – land contract	273,702	166,143
Construction in progress	20,668	21,420
Property and equipment, net	252,655	259,674
Total assets	$643,752	$587,371

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$3,514	$4,429
Due to a related party	74,979	50,270
Loans from directors	1,196,484	931,449
Loans payable, current portion	11,679	10,927
Total current liabilities	1,286,656	997,075

Long term liabilities:
Loans payable, non-current	15,210	25,113
Total liabilities	1,301,866	1,022,188

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 500,000 and 0 shares issued and outstanding, respectively	50	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized, 120,100,000 and 10,100,000 shares issued and outstanding, respectively	12,010	1,010
Additional paid in capital	220,826	249,044
Accumulated deficit	(858,250)	(633,895)
Accumulated other comprehensive loss	(32,750)	(50,976)
Total stockholders’ deficit	(658,114)	(434,817)

Total liabilities and stockholders’ deficit	$643,752	$587,371

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

ANDES 7, INC. and Subsidiary CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017

Revenue	$5,425	$3,827	$9,020	$67,112
Cost of revenue	1,020	5,832	6,206	53,758
Gross Margin	4,405	(2,005)	2,814	13,354

Operating expenses:
General and administrative	55,237	61,954	204,302	191,421
Rent expense	2,730	2,056	10,270	23,948
Advertising and promotion	2,042	858	10,435	15,304
Total operating expenses	60,009	64,868	225,007	230,673
Loss from operations	(55,604)	(66,873)	(222,193)	(217,319)
Other income (expense):
Interest income	—	—	—	2
Interest expense	(407)	(72)	(2,162)	(777)
Total other expense	(407)	(72)	(2,162)	(775)
Loss before income taxes	(56,011)	(66,945)	(224,355)	(218,094)

Provision for income taxes	—	—	—	—
Net Loss	$(56,011)	$(66,945)	$(224,355)	$(218,094)

Other comprehensive loss:
Foreign currency translation adjustment	(17,322)	(4,724)	18,226	(23,010)
Comprehensive loss	$(73,222)	$(71,669)	$(206,129)	$(241,104)

Loss per share basic & diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average outstanding shares, basic & diluted	117,708,696	10,100,000	46,363,736	10,100,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(224,355)	$(218,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	20,776	20,842
Changes in operating assets and liabilities:
Account receivable	2,614	(6,529)
Inventory	(16,110)	8,816
Advanced payments	—	(37,488)
Other assets	(1,222)	(843)
Accounts payable and accrued liabilities	33,381	8,970
Deposits	(107,559)	—
Net cash used in operating activities	(292,475)	(224,326)

Cash flows from investing activities:
Construction in progress	752	59,838
Purchase of property and equipment	(13,757)	(132,449)
Net cash used in investing activities	(13,005)	(72,611)

Cash flows from financing activities:
Net proceeds from director loans	265,035	326,236
Advances from related party	7,180	—
Payments on loans	(9,150)	(6,054)
Net cash provided by financing activities	263,065	320,182

Net change in cash	(42,415)	23,245

Effects of currency translation on cash	(15,710)	(23,010)
Cash, beginning of period	59,935	1,772

Cash, end of period	$1,810	$2,007

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

ANDES 7, INC. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ANDES 7 Inc. (the “Company”) was incorporated in the State of Delaware on July 27, 2015. ANDES 7 Inc. was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation.

On February 12, 2016, the Company entered into a Subscription Agreements with three subscribers for the issuance of its restricted common stock – Abina Asean, Co. Ltd., an entity organized under the laws of the Republic of Seychelles (8,000,000 shares), Toh Kean Ban (1,000,000 shares) and Dr. Ir. H.M. Itoc Tochija (1,000,000 shares). Each of the Subscription Agreements were the result of privately negotiated transactions without the use of public dissemination of promotional or sales materials. Each of the buyers represented they were “accredited investors,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

On July 2, 2018, the Company entered into an Agreement and Plan of Merger between the Company, ANDES 7 Acquisition Corp, (“Merger Sub”) a Delaware corporation and Abina Co. Ltd. (the “Abina”). Abina is a corporation organized under the Kingdom of Thailand and has operated under the name “Abina Co. Ltd.” since August 3, 2015 and has since then operated a diverse business involved in investments in hotels, resorts, and commercial property. The Agreement and Plan of Merger provided for the acquisition by the Company of all the outstanding shares of Abina through a reverse merger of merger sub into Abina, the surviving corporation. The financial statements have been prepared to retroactively present the reverse merger.

NOTE 2 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to raise additional capital through debt and/or equity financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations are necessary for the Company to continue. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. However; management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on a timely basis for the next twelve months. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

F-4

Principles of Consolidation

The accompanying consolidated unaudited financial statements include the accounts of the Company and its wholly-owned subsidiaries, Andes 7 Acquisition Corp and Abina Co, Ltd. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated.

Translation Adjustment

For the periods ended September 30, 2018 and December 31, 2017, the accounts of the Abina Co, Ltd were maintained, and its financial statements were expressed, in Thai BAHT.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the BAHT as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Comprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended September 30, 2018 and 2017 is included in the statement of operations as a foreign currency translation adjustment.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Inventories

Inventories are valued at the lower of cost or market utilizing the first-in first-out (FIFO) method. Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower.

F-5

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – CONSTRUCTION IN PROGRESS

In 2016 Abina entered into an agreement to purchase land in Chiang Rai, Thailand for 200 million Baht, approximately $5.6 million. The Company paid a $139,565 deposit (5 million Baht) in 2016 and the balance of 195 million Baht is due on December 15, 2018 per the terms of a second amended agreement. The Company plans on developing the land as a tourist destination and is currently in the process of building a café on the property.

In 2016 the Company incurred $79,744 of construction related costs of which approximately $68,000 was for the building of the café and the remaining balance of almost $12,000 primarily consisted of land and site development costs. As of September 30, 2018, the balance in the construction in progress account has increased to $20,668.

NOTE 5 – PROPERTY AND EQUIPMENT

The Company’s property and equipment primarily consists of office furniture and equipment and it is being depreciated using the straight-line method over a period of five years.

	September 30, 2018	December 31, 2017
Office Equipment	$59,883	$55,002
Accounting Software	766	794
Flag Costs	30,224	31,323
Vehicles	85,853	88,975
Buildings and land costs	141,650	130,269
Total property & equipment	318,376	306,363
Less accumulated depreciation	(65,721)	(46,689)
Property & equipment, net	252,655	259,674

Depreciation expense for the nine months ended September 30, 2018 and 2017 totaled $20,776 and $20,842, respectively.

NOTE 6 – LOANS PAYABLE

The Company has entered into two financing agreements for its vehicles used in the business. The following is a summary of these loans payable as of September 30, 2018:

F-6

Loan	Issue Date	Maturity Date	Interest Rate	Beginning Balance	Payments	Balance 12/31/17	Payments	Balance 9/30/18
Siam Commercial Bank #1	7/14/2016	7/14/2020	5.029%	$29,846	(7,442)	22,404	(6,031)	16,373
Siam Commercial Bank #2	11/29/2016	11/29/2020	8.98%	15,801	(2,165)	13,636	(3,120)	10,516

NOTE 7 – PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred stock.

On March 25, 2018, the Company with the authorization of the board of directors and the majority shareholder adopted a resolution to create 500,000 shares of Series A preferred stock. The Company then filed an amendment to its certificate of incorporation with the State of Delaware on May 10, 2018 to create a certificate of designation for 500,000 shares of Series A preferred stock with each share convertible into 1,000 shares of common stock and with voting rights of 1,000 votes for each share of Series A preferred stock.

On May 10, 2018, Manichan Khor, the wife of Andrew Khor Poh Kiang, the President, CEO and Chairman entered into a stock purchase agreement to purchase 500,000 shares of Series A preferred stock at par value for total proceeds of $50.

NOTE 8 – COMMON STOCK

The Company is authorized to issue 1,000,000,000 shares of $0.0001 par value common stock.

As part of the Agreement and Plan of Merger with Abina Co. Ltd. The Company issued 111,000,000 shares of common stock. In addition, Mr. Khor cancelled 1,000,000 shares of his common stock.

NOTE 9 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2016, directors of Abina had loaned the Company a total of $655,565. The funds were used to pay for general operating expenses. All loans are unsecured, non-interest bearing and due on demand. As of September 30, 2018, the balance due to was $1,196,484.

As September 30, 2018 and December 31, 2017, the Company owed Richard Chiang $990 for the redemption of 9,900,000 shares at par value, which had previously been issued to him in serving in director and officer capacities.

Since 2016 a related party has advanced the Company funds to pay for general operating expenses. The funds are unsecured, non-interest bearing and due on demand. As of September 30, 2018, and December 31, 2017, the balance due is $74,979 and $50,270, respectively.

NOTE 10 – COMMITMENT

F-7

In April 2017 the Company entered into a two-year lease for its office facility in Chiang Rai, Thailand. The monthly rent obligation is approximately $963. Minimum required rental payments for 2018 and 2019 are approximately $11,556 and $2,889, respectively.

NOTE 11 – ACCUMULATED OTHER COMPREHENSIVE LOSS

The balance of related after-tax components comprising accumulated other comprehensive income included in stockholders’ equity were as follows at September 30:

	September 30, 2018	December 31, 2017
Accumulated other comprehensive loss, beginning of period	$(50,976)	$3,647
Change in cumulative translation adjustment	18,226	(54,623)
Accumulated other comprehensive loss	$(32,750)	$(50,976)

NOTE 12 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

Our Offering

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 5,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We presently have One Hundred and Twenty Million, One Hundred Thousand, (120,100,000) shares of Common Stock outstanding and 500,000 shares of Series A Preferred Stock issued and outstanding. After completion of our offering, we will have One Hundred and Twenty Million, Six Hundred Thousand, (120,600,000) shares of Common Stock outstanding. Through this offering we will register a total of 500,000 shares. These shares represent 500,000 shares of common stock to be issued by us. The price at which we, the company, offer these shares is at a fixed price of $0.80 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

 *We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

500,000 shares of common stock, at a fixed price of $0.80 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.80 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	120,100,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	120,600,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.80.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

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Use of Proceeds	We intend to use the net proceeds for purchase of inventory, development of our tourism campaign, information systems and working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Chief Executive Officer, and Chairman of the Board, Andrew Khor Poh Kiang and our Chief Financial Officer and Secretary, Lee Kok Keing will sell the 500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $48.48.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officers and director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer and Chairman of the Board, Andrew Khor Poh Kiang will own approximately 45% of the voting power of our outstanding capital stock and his wife, Manichan Khor, a non-officer of the registrant will own approximately 46%.

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You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act of 2002. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

 FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

(a) Business of Issuer

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ANDES 7 Inc. was incorporated in the State of Delaware on July 27, 2015. ANDES 7 Inc. was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation. Abina Co. Ltd (“Abina”) was incorporated in Thailand on August 3, 2015 and has since then operated a diverse business involved in investments in hotels, resorts, and commercial property. The Company had directed its efforts by the end of 2015 to develop the tallest and largest flagpole in the world in the Chiang Saen District of Chiang Rai, Thailand with measurements of 42 meters in height and 63 meters in length. It was since awarded with the prestigious honor of being the largest flag in Thailand by the Guinness Book of World Records. The flag pole itself is pending development along with a park and concession area for tourists primarily from China.

Abina has secured the exclusive right and license with the local and state government of Thailand for the development of the “tallest flagpole and largest flag” in the world to be a landmark destination in Thailand and to attract, promote local and foreign tourism primarily from China. Having a long history of being ruled by kings, Abina believes that Thailand is a country deep rooted with patriotism and loyalty to their king and national flag. With this belief, under Abina’s license, the Thai government mandated that each citizen must purchase a flag and or souvenirs from the collection of ANDES 7 souvenirs. ANDES 7 intend to promote and sell its souvenir products and flags through souvenir shops and cafes in major cities throughout Thailand.

Following the merger, the Company is planning a full leisure and tourist destination in Chiang Rai, Thailand with agreements with the Thai government as its exclusive authorized merchandising, souvenir and collectables retailer for the Thai flag, and to offer religious merchandise, retail shops, cafes, and build other real estate projects. The Company is seeking to develop a fully integrated hotel and entertainment center in the Chiang Saen District of Chiang Rai, Thailand that will include souvenir shops, a hotel, office buildings, several malls, and a resort entertainment center catering to both local and foreign tourists primarily from China.

ANDES 7 Inc. is a smaller reporting company under SEC Rule 405 because it is currently not trading, has a public float of zero and annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.  As a smaller reporting company, pursuant to Rule 8-01 of Regulation S-X, the Company is only required to produce financial statements as follows: (a) audited balance sheet as of the end of each of the most recent two fiscal years, or as of a date within 135 days if the issuer has existed for a period of less than one fiscal year, (b) audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of the most recent audited balance sheet (or such shorter period as the registrant has been in business), and (c) interim reviewed financial statements for the current period if the filing is more than 135 days after the end of your fiscal year.  Any and all amendments shall include updated interim or audited financial statements if the financial statements in the prior filing are more than 135 days old.

The Project

The Company seeks to acquire full rights and ownership in 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists. The Company believes that this area holds beneficial value based on the “One Belt, One Road” initiative or “OBOR”. Announced by the Chinese government in 2013, OBOR is a development strategy by the Chinese government which focuses on connectivity and cooperation between Europe, Africa, China and Southeast Asia. The OBOR initiative is designed to increase the flow of trade, aimed at building new infrastructure, and increasing cultural exchanges.

The project and acquisition costs are expected to cost over an estimated $6 million USD, while the construction of the flagpole, mall, office building complex, hotel, spiritual center and shops are expected to cost $120 million USD.As of the date of this Current Report, the Company has paid 5 million Thai Baht, or $159,000 in US dollars and owes a balance of 195 million Thai Baht, or $6,228,300 in US dollars (at today’s exchange rates) for the land in Chiang Rai, Thailand due by December 15, 2018.The Company seeks to develop a destination site for locals and foreign tourists by establishing a “100 Years Café” coffee shop and souvenir shops that celebrate over 100 years of the Thai flag.

The Company has secured an exclusive license by the government of Thailand to promote, market, and sell souvenirs and collectable products based on the Thai largest flag in Chiang Rai, Thailand. Currently, the Company has created the flag portion of the tallest flagpole and largest flag project but not the flagpole itself. The flagpole is currently under

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production by an American company and expected to be delivered by 2019. The flag portion measuring 42 meters in height and 63 meters in length was given honors and recognition by the Guinness Book of World Records on November 30, 2016.

The Area

The Company is seeking to fully acquire and develop 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand. Chiang Rai is located in northern Thailand near the borders of Laos and Myanmar (formerly Burma). The area is known as a cultural center with attractions and parks with night bazaar markets and many Buddhist temples. In previous years, Chiang Rai has been known as the “Golden Triangle” which it is still called. The Golden Triangle is the area which meaning comes from the proximity to Laos, Myanmar and Thailand.

(Project land site view from road)

(Project land site and flag pole area)

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(View of project and surrounding land area)

(Map of project site and proximity to the Mekong River)

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Other notable tourist attractions in the area are royal temples that once housed the Emerald Buddha, a jade structure which was replaced with a replica. There are also 100 Khmer (Cambodian) style pillars and temples. In addition, there are historic museums and cultural parks in the area.

The Thai Flag

The Company had directed its efforts by the end of 2015 to develop the tallest and largest flagpole in the world in the Chiang Saen District of Chiang Rai, Thailand. It was since awarded with the prestigious honor of being the largest flag in Thailand by the Guinness Book of World Records. The flag pole itself is pending development along with a park and concession area for tourists primarily from China.

The flag of Thailand plays a significant role in the Company’s plans to expand its business plan. The flag of Thailand has been the same without change from September 28, 1917 to present, or for over 100 years. To celebrate this fact, the Company has merchandise with the “100 Years” labeling on t-shirts, banners, flags, and other collectables. The people of Thailand are strongly supportive and proud of their country and flag. The national flag is seen on display in many places within the country. The colors of the flag represent three important items to the Thai people, red is said to represent the people and the blood which was shed to keep the country independent, the white represents religion or the purity of Buddhism and the blue represents the monarchy in Thailand.

(ANDES 7 produced the largest Flag in Thailand in connection with the 100 Year’s Anniversary of the flag)

The Tourism Industry

According to the World Travel & Tourism Council, 20.6% of the GDP, (or $82.5 billion USD) of Thailand in 2016 was from tourism. The World Travel & Tourism Council anticipates that by 2027, 31.7% (or $169.9 billion USD) of GDP will be from tourism. The majority of tourists are from other South East Asian countries or ASEAN (Association of South East Nations), followed by China and Europe. The Company believes that with new infrastructure being commissioned and built by both the Thai government and China through its OBOR initiative, is likely to have an impact on tourism in Thailand. In early 2018, the Thai government approved a high speed rail project that would connect major cities in southern Thailand to the north. According to Reuters, in 2016, Thailand had 33 million foreign tourists visiting Thailand, and Bangkok in particular with Chinese tourists comprising over 26% of that figure. Additionally, according to Mastercard Index of Global Destination Cities, in 2016, Bangkok was the world’s top destination beating 132 cities worldwide, such as London, Paris and Dubai. Thailand earned $71.4 billion in 2017 from tourist revenue which was higher by 11% percent from 2015. The Tourism Authority of Thailand attributes the increase in travel to Thailand to the increased demand from short haul markets during school holidays, heavy interest from the China market, and continued development of long haul markets in Europe, the United States and Russia.

Employees

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As of the date of this Form S-1, the Company employed a total of 6 persons, all of which are in management and administration. The Company considers its relationship with its employees to be favorable.

Facilities and Logistics

The Company maintains a virtual office in San Francisco, California, in the United States at 424 Clay Street, Lower Level, San Francisco, CA 94111. Its headquarters are located at 333, Village 6, Amphur Wiang Chiang, Chiang Rai, Thailand.

Location	Address	Size
San Francisco, California	424 Clay Street, Lower Level	n/a (virtual office)
San Francisco, CA 94111
Chiang Rai, Thailand	333, Village 6, Amphur Wiang Chiang	16,000 square meters
Chiang Rai, Thailand 57150

Involvement in Certain Legal Proceedings

None of our officers or directors, promoters or control persons have been involved in the past ten years of any of the following:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Patents

The Company has no patents and no intentions at this time to apply for any patents. The Company however, may choose to file for trademarks upon development of its project in Chiang Saen District of Chiang Raito protect its intellectual property.

SECTION 2 FINANCIAL INFORMATION

Item 2 Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company was incorporated in the State of Delaware on July 27, 2015 and filed its registration statement on Form 10 to register with the U.S. Securities and Exchange Commission as a public company on August 7, 2015. We were originally organized as a vehicle to investigate and, if such investigation warrants, to acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On February 12, 2016, the former control shareholder who was also our sole director agreed to a share redemption whereby the Company redeemed his stock certificate representing 10,000,000 shares and issued 100,000 shares of restricted common stock with the net result of the redemption the former control shareholder received $990 for the redeemed shares, and the issuance of new restricted stock totaling 100,000 shares. In addition, the Company entered into stock subscription agreements with Abina Asean Co. Ltd, Toh Kean Ban and Dr. Ir. H.M. Itoc Tochija. Each of these agreements were the result of privately negotiated transactions without the use of public dissemination of promotional or sales materials, further, each of the buyers represented they were “accredited investors”, and as such could bear the risk of such investment for an indefinite period of time and afford a complete loss thereof.

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On July 2, 2018, ANDES 7 Inc. a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger between the Company, ANDES 7 Acquisition Corp, (“Merger Sub”) a Delaware corporation and Abina Co. Ltd. (the “Target”). Abina Co. Ltd (“Abina”) was incorporated in Thailand on August 3, 2015 and has since then operated a diverse business involved in investments in hotels, resorts, and commercial property.

The Company pursuant to the merger is planning a leisure and tourist destination in Thailand with interests in merchandising, souvenirs, retail and real estate projects. The Company is seeking to develop a fully integrated hotel and entertainment center in Chiang Rai, Thailand that will include souvenir shops, a hotel, office buildings, a shopping mall, and a resort entertainment center catering to both local and foreign tourists. The Company’s current operations consist of licensed merchandising of souvenirs, and purchasing souvenir items for resale.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 2, 2018, the Company entered into an Agreement and Plan of Merger and as described within Item 1.01, the Company entered into an Agreement and Plan of Merger with Abina Co. Ltd, with the Company as the surviving corporation.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year, or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

•	we may avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

•	we may provide reduced disclosure about our executive compensation arrangements; and

•	we may not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

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As of the date of this Current Report, there were 120,100,000 shares of common stock issued and outstanding.  The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report, (i) each of our executive officers and directors; and (ii) all of our executive officers and directors as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.   The address of all individuals for whom an address is not otherwise indicated is 333, Village 6, Amphur Wiang Chiang, Chiang Rai, Thailand 57150.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Andrew Khor Poh Kiang	Common Stock	54,390,000	45%
All Directors and Officers as a group, 1 person
Manichan Khor	Common Stock	55,500,000	46%
TantidaSae-Tang	Common Stock	1,110,000	*
Abina Asean, Co. Ltd. (Republic of Seychelles)	Common Stock	8,000,000	7%
Dr. Ir. HM Itoc Tochija	Common Stock	1,000,000	*
Tech Associates, Inc.	Common Stock	100,000	*
Manichan Khor	Series A Preferred	500,000	100%

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned. Applicable percentages are based upon 120,100,000 shares of common stock outstanding as of the date of this filing.

(2) The address for Tech Associates Inc. is 650 California Street, 7th Floor, San Francisco, CA 94108.

(3) Manichan Khor is the wife of our President, CEO and Chairman, Andrew Khor Poh Kiang, and both share mutual beneficial ownership of their shares.

(4) *Under 5%

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Executive Officers
Andrew Khor Poh Kiang	52	President, Chief Executive Officer, Chairman
Lee Kok Keing	57	Chief Financial Officer
Choon Moh Khor	60	Chief Operations Officer
Jannie Gui Honey	50	Secretary
Dr. Ng Mooi Eng	52	Treasurer

Officers and Directors

Andrew Khor Poh Kiang –President, Chief Executive Officer and Chairman: From 2000 to 2002, Mr. Khor was the assistant to Consul General Mr. Wan Jaafar Wan Noor from the Ministry of Foreign Affairs, Malaysia in Thailand. From 2002 to 2006, Mr. Khor was managing SAG Group Company Limited in Thailand, a mining company he controlled that supplied iron ore to China. From 2006 to present, Mr. Khor has been involved in the High Technology area through " The Super Conductivity Maglev System " of Japan Flagship Group " or known as FSG, as its South East Asia Representative, dealing with local governments in South East Asia for the " HIGH SPEED SURFACE TRAIN  " and also appointed by STAR CRUISES, Berjaya Group and Tanjung Rhu Resorts as human resources trainer in hospitality and residential property development. Mr. Khor is the President of AbinaAsean Co., Ltd. Mr. Khor holds a Masters of Business Administration from ICS Singapore.

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Lee Kok Keing --Chief Financial Officer: Mr. Lee began his career in banking and finance with RHB Bank Berhad from 1979 to 2006, he held various positions and served as branch manager for a few years. From 2006 to 2015, he joined RHB Investment Bank Berhad (formerly OSK Investment Bank) and served in several executive positions as head of branch.

Choon Moh Khor --Chief Operations Officer: Mr. Khor began his career as a machine operator for a plastics company in 1978 and has 40 years experience in customer network operations, marketing, brand building, and general management. Over the course of his experience, he has worked in various positions for companies such as Toyo Ink Sdn. Bhd., Kwong Lee Hang Sdn. Bhd, PEC Engineering Sdn. Bhd, British-American Insurance, Automobile Rust Hunter Sdn. Bhd, Pearl Jojoba Sdn. Bhd, Cyber-Trend Marketing Sdn. Bhd,andYzon Distribution & Marketing Sdn. Bhd.

Jannie Gui Honey --Secretary: Ms. Gui was employed by NBE Construction Sdn Bhd for 27 years as an Accounts Clerk; she worked as Sales Manager for Vanhoden Sdn Bhd from 2005 to 2010 and as its Operating Manager from 2010 to 2014. Most recently, she has held the position of Secretary for Abina Company Limited from 2015 to present.

Dr. Ng Mooi Eng—Treasurer: Dr. Ng has 25 years experience in business managing branding and franchising of women's wear apparel for V-Up Advance Sdn Bhd. Dr. Eng holds a master’s and doctorate in business administration from Ansted University.

Compliance with Section 16(A) of the Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (collectively, "Section 16 reporting persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of any such reports furnished to us, none of the Section 16 reporting persons failed to file on a timely basis reports required by Section 16(a) of the Exchange Act with respect to our most recent fiscal year, and through December 31, 2017.

Employment Agreements and Compensation

Presently, the Company does not have any employment agreements but will seek to implement them upon a public quotation of its common stock.

Executive Compensation

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Code of Ethics

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We are in the process of establishing a Code of Ethics.

Procedures for Security Holders to Nominate Directors

Our bylaws do not provide a procedure for Stockholders to nominate directors.  The Board of Directors does not currently have a standing nominating committee.  The Board of Directors currently has the responsibility of selecting individuals to be nominated for election to the Board of Directors.  Qualifications considered by the Directors in nominating an individual may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, reputation, civic, community and industry relationships and industry knowledge.  In nominating an existing director for re-election to the Board of Directors, the Directors will consider and review an existing director’s Board and Committee attendance, performance and length of service.

Employment Agreements and Compensation

The Company does not presently have any employment agreements.

Director Independence

As of the date of this Offering, we had one independent director as defined by the rule of any securities exchange or inter-dealer quotation system. We anticipate that if our Common Stock is quoted on the Over-the-Counter Bulletin Board, ("OTCBB") it does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

Director Compensation

The following table sets forth director compensation as of December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrew Khor Poh Kiang	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Equity Incentive Plan

As of the date of this Report, the Registrant has not entered into any Equity Incentive Plans.

Option Grants in the Last Fiscal Year

No Stock Appreciation Rights (“SARs”) or options to purchase our stock were granted to the Named Executive Officers during fiscal year ended December 31, 2017.

Retirement Plan

We do not currently have any retirement plan, but we expect to adopt one in the near term.

LEGAL PROCEEDINGS

We are not a party to any pending or, to our knowledge any threatened, legal proceedings.

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SECTION 3 SECURITIES AND TRADING MARKETS

Item 3.02 Recent Sales of Unregistered Securities

On January 20, 2017, Abina Co. Ltd. purchased 1,000,000 shares of restricted common stock from Toh Kean Ban, a private individual and 10% shareholder of the Issuer at $0.00225 per share in a privately negotiated transaction via Subscription Agreement.  The Reporting Person used working capital to acquire the shares.  The Reporting Person did not borrow funds for the purchase. The Subscription Agreement was the result of a privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyer represented they were an “accredited investor,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof. Further, the buyer agreed that the Company would continue to keep the existing legend on the securities to indicate that they could not be resold without an exemption, and that the legend would indicate that the securities were “restricted securities” within the meaning of Rule 144(a)(iii). The buyer represented and warranted that she/he/it was purchasing the security for investment, and not for distribution, and that she understood the restrictions on transfer applicable to the securities, and that the Company would code the securities so that they could not be transferred without the transferor obtaining an opinion of counsel satisfactory to the Company.

On March 25, 2018, our Board of Directors approved the creation of our Series A preferred stock. On that day, we created 500,000 shares of Series A preferred stock to be designated with the State of Delaware. Each share of Series A preferred stock is convertible into 1,000 shares of common stock and each share of Series A preferred stock holds 1,000 votes per common share. We filed our Certificate of Designation on May 10 2018 along with a Stock Subscription Agreement from Manichan Khor who acquired the 500,000 shares of Series A preferred stock and filed our Form 8-K disclosure on June 1, 2018.

On July 2, 2018 as part of the Agreement and Plan of Merger with Abina Co. Ltd. the parties agreed to an exchange of shares, in which all of the 100,000 issued and outstanding shares of Abina Co. Ltd were exchanged for 111,000,000 shares in the Company, additionally, shares of ANDES 7 which were held by Abina Co. Ltd were divided amongst the shareholders of Abina Co. Ltd and provided amounts according to their respective holding in Abina Co. Ltd. pursuant to the merger.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

Description of Registrant’s Securities to be Registered

Authorized Capital Stock

Our authorized capital stock consists of (i) 1,000,000,000 (one billion) shares of common stock, and (ii) 5,000,000 shares of preferred stock, in each case with a par value of $.0001 per share. As of the date of this filing on Form S-1, we had (i) 120,100,000 shares of common stock outstanding, held of record by 6 shareholders, and (ii) 500,000 shares of Series A preferred stock outstanding held by 1 shareholder. The following summarized the important provisions of the Company’s capital stock.

Description of Capital Stock

The following is a summary of the rights of our capital stock and certain provisions of our articles of organization, as amended, and by-laws.  For more detailed information, please see our articles of organization, as amended, and by-laws filed as exhibits to this Current Report on Form 8-K. Each holder of the Company’s Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

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Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.  The Company has heretofore never paid any dividends and the Board has no plans for the payment of future dividends.  The Board presently plans for any future surplus income to be reinvested into growing the Company through additional investment.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have 500,000 shares of Series A preferred stock currently issued and outstanding.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on August 7, 2015.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Delaware Anti-Takeover Law

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In general, we are subject to the provisions of section 203 of the DGCL. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Future Stock Issuances

Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock.  However, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is not currently eligible for trading on any national securities exchange or any over-the-counter markets, including the OTC Bulletin Board.  We intend to apply to have our common stock quoted on the OTC Bulletin Board under a symbol to be determined by our Board of Directors.

Transfer Agent and Registrar

As of the date of this Current Report on Form 8-K, there were approximately 6 holders of record of the Company’s common stock and 1 holder of record for the Company’s Series A preferred stock. The Company currently engages Pacific Stock Transfer Inc. as its stock transfer agent.

Changes In and Disagreements with Accountants

On December 7, 2018, the Company dismissed its auditor, De Leon & Company, P.A. (“De Leon”). There were no disagreements or any matter of accounting principles or practices, financial statement disclosure, or procedure that led to its dismissal. On the same day, the Company engaged BF Borgers CPA PC (“Borgers”) as its new independent principal accountant. A Form 8-K disclosure was filed on December 7, 2018 disclosing the event.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

Change in control of registrant occurred in connection with the consummation of Agreement and Plan of Merger, as set forth above and detailed in Section 2.01 of this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 2, 2018, the Registrant filed its Agreement and Plan of Merger with the State of Delaware. We entered into an Agreement and Plan of Merger with Abina Co. Ltd., with the Company as the surviving corporation. We continue to hold our fiscal year ending as December 31.

Section 5.06 Change in Shell Company Status

We were previously designated as a “shell company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, however, as a result of the Closing of the Agreement, Plan of Merger and accompanying documents filed on its Form 8-K on July 2, 2018, the Registrant is an operating business and no longer a “shell company.”

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Item 6 Executive Compensation

Our President and Chief Executive Officer and Chief Financial Officer have not taken compensation for their services. Any compensation arrangement for our officers and directors will be approved and ratified by our Board of Directors. It is not anticipated at this date that our officers and directors will be compensated for serving in their positions.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

The following table summarizes the compensation paid to our President and Chief Executive Officer and Chief Financial Officer, (collectively, the “Named Executive Officers”) during or with respect to the fiscal year ended December 31, 2017.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan (1)	All other compensation (2)	Total
Andrew Khor Poh Kiang (1)	2017	-	-	-	-	-
President, CEO and Chairman	2016	-	-	-	-	-
Lee Kok Keing (2)	2017	-	-	-	-	-
CFO	2016	-	-	-	-	-

(1) Mr. Khor became our President and Chief Executive Officer and Chief Financial Officer on February 12, 2016, in connection with the change in control of our company from our former control shareholder. Mr. Khor did not receive any compensation with respect to the year ended December 31, 2017. Mr. Khor is not currently being paid an annual salary for serving as our President, Chief Executive Officer and Chairman. He will be eligible for additional bonus compensation, to be determined by the Board of Directors.

(2) Mr. Lee became our Chief Financial Officer and Secretary on February 12, 2016. Mr. Lee is not currently being paid an annual salary for serving as Chief Financial Officer. He will be eligible for additional bonus compensation, to be determined by the Board of Directors.

Director Independence

As of the date of this Current Report, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

Indemnification of Officers and Directors

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RISK FACTORS

An investment in our Common Stock is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the eventual trading price of our Common Stock could decline, and you may lose all or part of your investment.

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Risks Related to Our Business and Industry

Our business is intensely competitive and our revenues are unpredictable as a small company.

We are a relatively new business having launched in 2015. We have derived our revenues from selling souvenirs, collectables and flag merchandise since our inception. We plan on acquiring land in northern Thailand and have signed agreements along with initial payment for the land but have not yet acquired full rights to the land. We compete with numerous entities that sell souvenirs in Thailand; however, we hold an exclusive right and license by the government of Thailand to sell souvenirs and collectables based on the “Largest Flag” of Thailand project.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our President and CEO Andrew Khor Poh Kiang. We are also in large part dependent on current CFO, Lee Kok Keing. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Andrew Khor Poh Kiang, our Chairman and Chief Executive Officer, due to his experience, history and knowledge of the leisure and real estate industry in South East Asia and his overall insight into our business direction. The loss or our failure to retain Mr. Khor, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on Mr. Khor or any of our officers and have no present plans to obtain this insurance.  See “Management.”

The lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Our President, Chairman and CEO has no public company experience and under the Federal securities laws of the United States and rules and regulations of the U.S. Securities and Exchange Commission, which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

The loss of any of our executive officers could adversely affect our business.

We depend to a large extent on the efforts and continued employment of our executive officers, two of these officers are employed at other companies, and their other responsibilities could take precedence over their duties to us. The time Lee Kok Keing plans to devote to our business will primarily be based upon the financial accounting duties as CFO. We do not carry key man life insurance on any of our executive officers.

We are seeking additional funding to acquire full rights and ownership to land in Chiang Rai, Thailand. We cannot make any assurances that we will be successful in raising the required funds to execute our business plan.

We are seeking to acquire 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand, within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists. The land acquisition costs are expected to cost over an estimated $6 million USD, while the construction of the flagpole, mall, office building complex, hotel, spiritual center and shops are expected to cost $120 million USD. As of the date of this Current Report, the Company has paid 5 million Thai Baht, or $159,000 in US dollars and owes a balance of 195 million Thai Baht, or $6,228,300 in US dollars (at today’s exchange rates) for the land in Chiang Rai, Thailand due by December 15, 2018. We cannot make any assurances that we will be successful with our capital raising plans to execute our business plan. We have already extended our financial commitment by one year in late 2017 and may not be able to further extend this commitment, and if we do, may not be able to do so with favorable terms.

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If we are successful in acquiring full rights to our proposed land, competition from other real estate or related leisure companies could result in a decrease our business and a decrease in our financial performance.

Once engaged in our operations, we will operate in the highly competitive industry. Many of our potential competitors will likely include larger multinational companies, domestic real estate companies with multiple leisure projects, hotels and attractions have existed longer and have larger customer bases, greater brand recognition and significantly greater financial, marketing, personnel, technical and other resources than we do. In addition, many of these competitors may be able to devote significantly greater resources to:

•                        research and development of new projects

•                        attracting and retaining key employees;

•                        maintaining a large budget for marketing and promotional expenses

Our business plan relies on certain actions and events to occur that we have no control over.

We are completely dependent on the continued actions and events from parties we have no control over. Our business plan relies heavily on the condition that China continues to move forward implementing its OBOR initiative and brings additional roads and highways through Thailand. In addition, we are also relying on the Thai government to continue to build out its own domestic high speed rail network to bring additional tourists to northern Thailand. We have no influence, power or ability to determine if these projects by the Chinese government or the Thai government will continue or be successful. If these projects are not completed and do not produce the desired results, our business plan may not be fully implemented and we will likely experience adverse results.

Our management does not presently draw an annual salary or bonus.

Our management has not taken an annual salary or bonus for work provided towards the Company’s effort to develop its business plan. We plan to initiate reasonable salary and bonuses for our officers and directors in the future when our financial conditions improve and we make successful milestones towards our business plan.

Risks Related To Us Doing Business in Thailand

The risk of corruption in Thailand is high.

Our operations are located in Thailand and we have open communications and a favorable working relationship with the Thai government, however, risk of government corruption in Thailand is high. While Thailand has the legal framework and range of institutions to counter corruption, companies may regularly encounter bribery or other corrupt practices. Public services, land administration, the judicial system, tax administration, customs administration, public procurement, and natural resources are main points of government corruption. According to Transparency International, Thailand ranks 96 up from 101 in 2017 in its annual corruption index. Thailand improved its ranking as determined by its progress towards democracy and market freedom. We cannot assure you that we will not encounter corrupt practices in our dealings with the government and if we are met with disruption, our legal recourse may be limited against the government.

All of our revenues come from operations in Thailand which may affect financial results in U.S. dollar terms and could negatively impact our financial results.

All of our revenues come from Thailand and we are paid in Thai Baht. We expect this to continue as we execute our business plan to develop land in Thailand. We have no system in place to combat currency risk and may be affected negatively if the Thai Baht experiences any dramatic currency movements.

Contract drafting, interpretation and enforcement in Thailand involve significant uncertainty.

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We have entered into numerous contracts governed by Thailand law, many of which are material to our business. As compared with contracts in the United States, contracts governed by Thai law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in Thailand are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in Thailand is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

RISKS RELATED TO OUR COMMON STOCK

 We are an “emerging growth company” and we have elected to comply with certain reduced reporting and disclosure requirements which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”). For as long as we continue to be an emerging growth company, we have elected to take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. As a result of these reduced reporting and disclosure requirements our financial statements may not be comparable to SEC registrants not classified as emerging growth companies. We may be an emerging growth company for up to five years following the first sale of our equity securities in a public offering, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would immediately cease to be an emerging growth company. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act.  We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other SEC registrants that are not emerging growth companies.

Investors may find our common stock less attractive as a result of our election to utilize these exemptions, which could result in a less active trading market for our common stock and/or the market price of our common stock may be more volatile.

Our stock price may be volatile or may decline regardless of our operating performance and the price of our common stock may fluctuate significantly.

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If and when our shares begin trading, the market price of our shares is likely to be volatile, in part because our shares have not been traded publicly. Additionally, the market price for our shares may fluctuate significantly in response to a number of factors, most of which are beyond our control, including:

•	Competition from other projects that may be similar to ours

•	Changes in government regulations in Thailand

•	The economic outlook for the tourism industry in Thailand

•	Changes in key management

•	Actions and announcements by us or our competitors

•	Changes in our operating performance and market valuation for other similar companies

•	Investor’s perceptions of our prospects and the prospects of the Thai tourist industry

•	The public’s response to press releases by us or other similar companies, including our filings with the SEC

•	Financial guidance to the extent we offer such

•	Changes in financial statements or ratings by independent third party securities analysts

•	The development of our stock over time

•	Future sales of our common stock by our officers, directors or significant stockholders

•	Changes in accounting principles affecting our financial reporting

These and other unknown factors may lower the market price for our common stock, regardless of our actual operating performance. The stock markets and trading facilities, including the OTC Bulletin Board have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities in many companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of intense market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business operations.

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by former shell companies.

Under a regulation of the U.S. Securities and Exchange Commission (“SEC”) known as “Rule 144”, a person who has beneficially owned restricted shares of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such a person has held the restricted shares for a prescribed period, which is 6 months or 1 year, depending on various factors. The SEC defines a shell company as a company that as (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and other nominal assets. Until the merger, we were a shell company.

•	The SEC has provided an exemption to this unavailability if and for as long as the following conditions are met:

•	The issuer of the securities that was formerly a shell company, has ceased to be a shell company

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

The purpose of this filing on Form 8-K is to provide updated “Form 10 Information” about the plans of the Company going forward, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of

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Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be difficult for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our company, our stock price and trading volume could suffer.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Thailand based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in Thailand. Andrew Khor Poh Kiang, our President, Chief Executive Officer and Chairman of the Board is a Malay citizen residing in Thailand, his wife, Manichan Khor is a Thai citizen. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Thailand upon these persons. In addition, uncertainty exists as to whether the courts of Thailand would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Thailand against us or such persons predicated upon the securities laws of the United States or any state thereof.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. We may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Andrew Khor Poh Kiang, who serves as our President, CEO and Chairman and his wife, Manichan Khor control the majority of our company and holds additional control through Series A convertible preferred stock.

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Mr. Khor and his wife, Manichan Khor are mutual beneficial owners of the majority of ANDES 7 Inc. Through their majority ownership, they are entitled to vote and exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market price.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Sarbanes-Oxley Act of 2002 (“SOX”).  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. SOX requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.  Our Chief Executive Officer and Chief Accounting Officer need to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures.  As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of SOX requires annual management assessments of the effectiveness of our internal control over financial reporting.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies.  If we are unable to comply with the internal controls requirements of SOX, then we may not be able to obtain the independent account certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to be quoted or our ability to list our shares on any national securities exchange.

Penny Stock Consideration

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated registration statement, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have not engaged in any discussions with a FINRA Market Maker to file our application on Form 211 with FINRA at this time.

Quantitative and Qualitative Disclosures about Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We have no current controls in place to monitor any hedging activities. We do not have any significant borrowings and, consequently, we are not affected by changes in market interest rates, however, all of our sales are outside the United States, all of our sales are settled with Thai Baht currency, and, consequently, we believe that our exposure to interest rate risk and foreign currency exchange rate changes may be material to our financial condition or results of operations.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04 which was issued to provide a consistent definition of fair value (“FV”) and ensure that the FV measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain FV measurement principles and enhances the disclosure requirements particularly for Level 3 FV measurements.  This guidance is effective for us beginning on January 1, 2012.  The adoption of ASU 2011-04 did not have a significant impact our financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, did not have a significant impact our financial statements.

In September 2011, the FASB issued ASU 2011-08 which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the FV of a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required. The revised standard is effective for us for our annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 did not have a significant impact our financial statements.

In July, 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment.  The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the FV of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under US GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted. The adoption of this pronouncement will not have a material impact on our financial statements.

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 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.80. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $400,000 as anticipated.

If 500,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$50,000
Development of Tourism	$25,000
Information Systems	$25,000
Working Capital	$100,000
TOTAL	$200,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$50,000
Development of Tourism	$25,000
Information Systems	$25,000
Working Capital	$100,000
TOTAL	$200,000

If 370,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$100,000
TOTAL	$150,000

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Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$100,000
TOTAL	$150,000

If 250,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$50,000
TOTAL	$100,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$50,000
TOTAL	$100,000

If 125,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$10,000
Development of Tourism	$10,000
Information Systems	$5,000
Working Capital	$25,000
TOTAL	$50,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$10,000
Development of Tourism	$10,000
Information Systems	$5,000
Working Capital	$25,000
TOTAL	$50,000

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The above figures represent only estimated costs for the next 24 months. If necessary, Andrew Khor Poh Kiang, our President, Chief Executive Officer and Chairman of the Board, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the Over-the-Counter Bulletin Board (“OTCBB”) when/if our common stock becomes eligible for trading on the OTCBB. Andrew Khor Poh Kiang, our President, Chief Executive Officer and Chairman of the Board will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Andrew Khor Poh Kiang. Mr. Kiang will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB; a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.80 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s officers and director and shareholder for common equity since the Company’s inception on July 27, 2015. On February 12, 2016, Abina Asean Co., Ltd, became the majority stock holder of the company pursuant to a redemption agreement the former President, Chief Executive Officer and Chairman of the Board of Directors executed. Abina Asean Co., Ltd purchased 8,000,000 shares of common stock. On the same date, Toh Kean Ban, Dr. Ir. H.M. and Itoc Tochija each purchased 1,000,000 shares and Tech Associates, Inc purchased 100,000 shares of common stock valued at par value or $0.0001 per share a difference of $0.7999 per share lower than the price in this offering. Additionally, on July 2, 2018, pursuant to a merger agreement, Andrew Khor Poh Kiang our President, CEO and Chairman received 54,390,000 common shares at a value of $0.0001 per share, a difference of $0.7999 per share lower than the price in this offering, Manichan Khor the wife of Andrew Khor Poh Kiang received 55,500,000 common shares at a value of $0.0001 per share, a difference of $0.7999 per share, and Tantida Sae-Tang received 1,110,000 common shares at a value of $0.0001 per shares, a difference of $0.7999 per share.

The 8,000,000 shares held by Abina Asean Co., Ltd. valued at $800, 1,000,000 shares of Toh Kean Ban,and Dr. Ir. H.M. Itoc Tochija valued at $100 each and are reflected as “capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders:

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Existing Stockholders if all of the Shares are Sold

Price per share	$0.80
Net tangible book value per share before offering	$(0.005)
Potential gain to existing shareholders	$400,000
Net tangible book value per share after offering	$(0.002)
Increase to present stockholders in net tangible book value per share after offering	$(0.002)
Capital contributions	$400,000
Effective cash contribution of the Company's existing shareholders (1, 2, 3)	$1,000
Number of shares outstanding before the offering	120,100,000
Number of shares after offering held by existing stockholders	120,100,000
Percentage of ownership after offering	99.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.80
Dilution per share	$(0.003)
Capital contributions	$400,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	0.004%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.80
Dilution per share	$(0.002)
Capital contributions	$300,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	375,000
Percentage of ownership after offering	0.002%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.80
Dilution per share	$(0.003)
Capital contributions	$200,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	0.002%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.80
Dilution per share	$(0.004)
Capital contributions	$100,000
Percentage of capital contributions	99.99%
Number of shares after offering held by public investors	125,000
Percentage of ownership after offering	0.001%

___________

(1) (2) (3)

Abina Asean Co. Ltd, an entity held by our President, CEO and Chairman holds 8,000,000 shares of common stock at $0.0001 per share for a total cost of $800.

Toh Kean Ban holds 1,000,000 shares of our common stock at $0.0001 per share for a total cost of $100.

Dr. Ir. H.M. Itoc Tochija 1,000,000 shares of our common stock at $0.0001 per share for a total cost of $100.

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PLAN OF DISTRIBUTION

ANDES 7, Inc. has 120,100,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 500,000 shares of its common stock for sale at the price of $0.80 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, Andrew Khor Poh Kiang and Lee Kok Keing will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Kiang nor Mr. Keing is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kiang nor Mr. Keing will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kiang nor Mr. Keing are not, nor have they been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kiang and Mr. Keing will both continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kiang and Mr. Keing will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Kiang and Mr. Keing will solicit potential investors directly and in person, through their respective large network of friends, family and business associates.

ANDES 7, Inc. will receive all proceeds from the sale of the 500,000 shares being offered. The price per share is fixed at $0.80 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have not engaged any broker dealer to file our Form 15c211 application and there can be no assurance that any broker dealer will be successful in filing the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.80 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which ANDES 7, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

ANDES 7, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officers and director, Andrew Khor Poh Kiang and Lee KokKeing,will offer and sell the shares, offered hereby.They are aware that they are required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 1,000,000,000 shares of common stock, with $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share as of the date of this offering, there were 120,100,000 shares of our common stock issued and outstanding that was held by 6 registered stockholders of record.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if ever developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Authorized Capital Stock

The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there were 120,100,000 issued and outstanding as of the date of this prospectus, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which 500,000 shares of Series A Preferred Stock are issued and outstanding. The following summarizes the important provisions of the Company’s capital stock.

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Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on August 7, 2015.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Delaware Anti-Takeover Law

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In general, we are subject to the provisions of section 203 of the DGCL. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Future Stock Issuances

Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock.  However, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is not currently eligible for trading on any national securities exchange or any over-the-counter markets, including the Over-the-Counter Bulletin Board.

Transfer Agent

Our transfer agent is Pacific Stock Transfer, located at 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

RULE 144 AND REGISTRATION AGREEMENTS

All 120,100,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

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No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering Nor was any such person connected with CAT9 Group Inc. as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Darian B, Andersen of General Counsel P.C., 1015 Waterwood Parkway, Suite G-A1, Edmond, Oklahoma 73034 has rendered its opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (405) 330 2235; Fax: (405) 330 2236.

De Leon & Company, P.A., 510 NW 159th Lane, Pembroke Pines, Florida 33028, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. De Leon & Company, P.A., has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$48.48
Legal and Accounting Fees	$10,000
Printing	$500
Transfer Agent	$500
Miscellaneous	$1,000
TOTAL	$12,048.48
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__________

(1)	All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;
–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
–	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On January 20, 2017, Abina Co. Ltd. purchased 1,000,000 shares of restricted common stock from Toh Kean Ban, a private individual and 10% shareholder of the Issuer at $0.00225 per share in a privately negotiated transaction via Subscription Agreement.  The Reporting Person used working capital to acquire the shares.  The Reporting Person did not borrow funds for the purchase. The Subscription Agreement was the result of a privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyer represented they were an “accredited investor,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof. Further, the buyer agreed that the Company would continue to keep the existing legend on the securities to indicate that they could not be resold without an exemption, and that the legend would indicate that the securities were “restricted securities” within the meaning of Rule 144(a)(iii). The buyer represented and warranted that she/he/it was purchasing the security for investment, and not for distribution, and that she understood the restrictions on transfer applicable to the securities, and that the Company would code the securities so that they could not be transferred without the transferor obtaining an opinion of counsel satisfactory to the Company.

On March 25, 2018, our Board of Directors approved the creation of our Series A preferred stock. On that day, we created 500,000 shares of Series A preferred stock to be designated with the State of Delaware. Each share of Series A preferred stock is convertible into 1,000 shares of common stock and each share of Series A preferred stock holds 1,000 votes per common share. We filed our Certificate of Designation on May 10 2018 along with a Stock Subscription Agreement from Manichan Khor who acquired the 500,000 shares of Series A preferred stock and filed our Form 8-K disclosure on June 1, 2018.

On July 2, 2018 as part of the Agreement and Plan of Merger with Abina Co. Ltd. the parties agreed to an exchange of shares, in which all of the 100,000 issued and outstanding shares of Abina Co. Ltd were exchanged for 111,000,000 shares in the Company, additionally, shares of ANDES 7 which were held by Abina Co. Ltd were divided amongst the shareholders of Abina Co. Ltd and provided amounts according to their respective holding in Abina Co. Ltd. pursuant to the merger.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

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ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation(1)

3.2	By-Laws (1)

3.3	Certificate of Amendment to Certificate of Incorporation, dated February 25, 2016 (1)

3.4	Certificate of Merger (1)

5.1	Opinion of General Counsel P.C.

10.4	Subscription Agreement

99.10	Guinness Book World Records Certificate (1)

23.1	Consent of De Leon & Company P.A. Certified Public Accountants

23.2	Consent of General Counsel P.C. (contained in Exhibit 5.1)

(1) Previously filed.

 ____________________________________________________

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiang Saen District of Chiang Rai, Thailand, on this 28th day of December, 2018.

ANDES 7 INC.

By: /s/ Andrew Khor Poh Kiang Andrew Khor Poh Kiang President, Chief Executive Officer, Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Andrew Khor Poh Kiang Andrew Khor Poh Kiang President, Chief Executive Officer, Chairman of the Board of Directors

Principal Executive Officer December 28, 2018

By:	/s/ Lee KokKeing
Lee KokKeing
Chief Financial Officer and Secretary
Principal Financial Officer
Principal Accounting Officer December 28, 2018

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